Exhibit 23(a)

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the Employee Stock Purchase Plan of MarketSpan Corporation and to the incorporation by reference therein of our report dated January 31, 1997, with respect to financial statements and schedule of Long Island Lighting Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



Melville, New York                              /s/ Ernst & Young LLP
May 26, 1998




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Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 22, 1997, included in KeySpan Energy Corporation's Form 10-K for the year ended September 30, 1997 and to all references to our firm included in this registration statement. Such Form 10-K has been incorporated by reference in this registration statement.

                                          /s/ Arthur Andersen LLP
                                           ARTHUR ANDERSEN LLP
New York, New York
May 27, 1998